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                                                                     EXHIBIT 11.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 ----------------------------------------------

            Basic earnings per share                                    Shares
            ------------------------                                    ------

            Basic shares outstanding at March 31, 2002                1,970,125

                 Net earnings                   $1,048,725    $.53 per share
           -------------------------            ----------
            Basic shares outstanding                   1,970,125


            Diluted earnings per share                                  Shares

            Basic shares outstanding at March 31, 2002                1,970,125
            Stock Options-common stock equivalents                       80,653
                                                                      ---------
            Diluted shares outstanding at March 31,2002               2,050,978

                 Net earnings                   $1,048,725    $.51 per share
            ------------------------            ----------
            Diluted shares outstanding                 2,050,978